Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-193462, No. 333-226377 and No.333-229508) of 500.com Limited of our report dated December 11, 2020 with respect to the audited consolidated financial statements for the years ended December 31, 2019, 2018 and 2017, and the effectiveness of internal control over financial reporting as of December 31, 2019, which appears in this Form 20-F.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

December 11, 2020